                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                            ELECTRO SCIENTIFIC INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

TO THE SHAREHOLDERS OF ELECTRO SCIENTIFIC INDUSTRIES, INC.:

    The Annual Meeting of Shareholders of Electro Scientific Industries, Inc.
(ESI) will be held at ESI's Offices, 14000 NW Science Park Drive, Portland, Oregon, on Friday, September 25, 1998 at 1:00 p.m. Pacific time, for the following purposes:

    1. Electing three directors for a term of three years, one director for a term of two years and one director for a term of one year.

    2.  Amending the 1989 Stock Option Plan.

    3.  Amending the 1990 Employee Stock Purchase Plan.

    4.  Amending the 1996 Stock Incentive Plan.

    5.  Voting on the selection of independent auditors for the Company.

    6.  Transacting such other business as may properly come before the meeting.

    Only shareholders of record at the close of business on July 31, 1998 will be entitled to vote at the annual meeting.

    You are requested to date and sign the enclosed proxy and return it by mail. You may attend the meeting in person even though you have sent in your proxy, since retention of the proxy is not necessary for admission to or identification at the meeting.

                                          By Order of the Board of Directors

                                          Joseph L. Reinhart
                                          VICE PRESIDENT AND CORPORATE SECRETARY

Portland, Oregon
August 24, 1998

                      ELECTRO SCIENTIFIC INDUSTRIES, INC.
                                PROXY STATEMENT

    The mailing address of the principal executive offices of the Company is 13900 NW Science Park Drive, Portland, Oregon 97229-5497. The approximate date this proxy statement and the accompanying proxy form are first being mailed to shareholders is August 24, 1998.

                     SOLICITATION AND REVOCABILITY OF PROXY

    The enclosed proxy is solicited on behalf of the Board of Directors of Electro Scientific Industries, Inc., an Oregon corporation, for use at the Annual Meeting of Shareholders to be held on September 25, 1998. The Company will bear the cost of preparing and mailing the proxy, proxy statement and any other material furnished to the shareholders by the Company in connection with the annual meeting. Proxies will be solicited by use of the mails, and officers and employees of the Company may, without additional compensation, also solicit proxies by telephone or personal contact. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the stock held in their names.

    Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing an instrument of revocation or a duly executed proxy bearing a later date with the Corporate Secretary of the Company. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a shareholder who attends the meeting need not revoke the proxy and vote in person unless he or she wishes to do so. All valid, unrevoked proxies will be voted at the Annual Meeting in accordance with the instructions given.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

    The Common Stock is the only outstanding authorized voting security of the Company. The record date for determining holders of Common Stock entitled to vote at the Annual Meeting is July 31, 1998. On that date there were 11,460,812 shares of Common Stock outstanding, entitled to one vote per share. The Common Stock does not have cumulative voting rights.

    The following table shows ownership of the Common Stock of the Company on May 31, 1998 by each person who, to the knowledge of the Company, owned beneficially more than 5 percent of the Common Stock.

                                                           AMOUNT AND NATURE OF
NAME AND ADDRESS                                                BENEFICIAL          APPROXIMATE
OF BENEFICIAL OWNER                                            OWNERSHIP(1)           PERCENT
--------------------------------------------------------  ----------------------  ---------------
J & W Seligman & Co., Incorporated .....................          1,400,800(2)            12.2%
100 Park Avenue, New York, NY 10017

EQSF Advisor Incorporated ..............................            673,500(3)             5.9%
767 Third Avenue, New York, NY 10017

------------------------

(1) Shares are held directly with sole investment and voting power unless otherwise indicated.

(2) Based solely on information provided as of February 13, 1998 in a Schedule 13G filed by the shareholder.

(3) Based solely on information provided as of February 12, 1998 in a Schedule 13G filed by the shareholder.

    The following table, which was prepared on the basis of information furnished by the persons described, shows ownership of the Company's Common Stock as of May 31, 1998, by each Director, each Executive Officer named in the Summary Compensation Table, and by all Directors and Executive Officers as a group.

                                                           AMOUNT AND NATURE OF
                                                                BENEFICIAL           APPROXIMATE
NAME OF BENEFICIAL OWNER                                       OWNERSHIP(1)            PERCENT
--------------------------------------------------------  ----------------------  -----------------
Robert Belter...........................................             5,046(2)             *
David F. Bolender.......................................            55,550(3)             *
Larry L. Hansen.........................................            12,987(4)             *
Barry L. Harmon.........................................            41,963(5)             *
Jonathan C. Howell......................................            31,282(6)             *
W. Arthur Porter........................................             3,000(4)             *
Joseph Z. Rivlin........................................            17,511(7)             *
Vernon B. Ryles, Jr.....................................             3,000(4)             *
Douglas C. Strain.......................................           153,833(8)(4)            1.3%
Gerald F. Taylor........................................                 0                *
Keith L. Thomson........................................             3,400(4)             *
Jon D. Tompkins.........................................                 0                *
Donald R. VanLuvanee....................................            95,767(9)             *
22 Directors and executive officers as a group..........           541,417(10)              4.7%

------------------------

   * Less than 1 percent.

 (1) Shares are held directly with sole investment and voting power unless otherwise indicated. Includes shares awarded as performance-based restricted stock and time-based restricted stock that are subject to forfeiture in certain circumstances.

 (2) Includes 2,500 shares that are subject to stock options currently exercisable.

 (3) Includes 23,000 shares owned by Mr. Bolender's wife, as to which he disclaims beneficial ownership and includes 5,612 shares that are subject to stock options currently exercisable.

 (4) Includes 3,000 shares that are subject to stock options currently exercisable.

 (5) Includes 16,141 shares that are subject to stock options currently exercisable.

 (6) Includes 15,740 shares that are subject to stock options currently exercisable.

 (7) Includes 4,311 shares that are subject to stock options currently exercisable.

 (8) Includes 10,297 shares owned by Mr. Strain's wife and 216 shares owned by Douglas C. Strain and Leila Cleo Strain Charitable Remainder Trust, as to which he disclaims beneficial ownership.

 (9) Includes 61,050 shares that are subject to stock options currently exercisable.

 (10) Includes 144,714 shares that are subject to stock options currently exercisable or exercisable within 60 days of May 31, 1998.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    Pursuant to the Company's Bylaws, the Board of Directors is divided into three classes, and the term of office of one class expires each year. The terms of Larry L. Hansen, Vernon B. Ryles and Donald R. VanLuvanee expire in 1998 and they are nominees for re-election to three year terms. In January 1998, Jon D. Tompkins was appointed as a director. Under current Oregon law Mr. Tompkins must be re-elected by the shareholders to serve the remaining two years of his term. In June 1998, Gerald F. Taylor was appointed as a director. Under current Oregon law, Mr. Taylor must be re-elected by the shareholders to serve the remaining one year of his term. Under Oregon law, if a quorum of shareholders is present at the 1998 Annual Meeting, the five nominees for election as Directors who receive the greatest number of votes cast at the meeting shall be elected Directors. Abstentions and broker non-votes will have no effect on the results of the vote. Unless otherwise instructed, proxy holders will vote the proxies they receive for Mr. Hansen, Mr. Ryles, Mr. VanLuvanee, Mr. Tompkins and Mr. Taylor. If any of the nominees for Director at the 1998 Annual Meeting becomes unavailable for election for any reason (none being known), the proxy holders will have discretionary authority to vote pursuant to the proxy for a suitable substitute or substitutes.

    The following table briefly describes the Company's nominees for Directors and the Directors whose terms will continue. Except as otherwise noted, each has held his principal occupation for at least five years.

                                                                                                 DIRECTOR     TERM
NAME, AGE, PRINCIPAL OCCUPATION, AND OTHER DIRECTORSHIPS                                           SINCE     EXPIRES
-----------------------------------------------------------------------------------------------  ---------  ---------
NOMINEES

LARRY L. HANSEN, 69, retired in 1992 from the position of Executive Vice President of Tylan        1986       1998
  General Inc., a manufacturer of high technology components for industrial processes located in San Diego, California. Prior to December 1988 he was Executive Vice President and a
  Director of Varian Associates, Inc., an electronics manufacturer located in Palo Alto,
  California. Mr. Hansen is also a Director of Signal Technology Corp., and Micrel, Inc. Mr.
  Hansen is a member of the Compensation Committee of the Board of Directors.

VERNON B. RYLES, JR., 60, President and CEO of Poppers Supply Co., a manufacturer of popcorn       1995       1998
  snacks and jobber/distributor of recreational food and equipment. In addition, Mr. Ryles is on the Board of Directors of Northwest Pipe and Casing, a manufacturer of steel pipe. He is a
  Director and former Board Chairman of the National Association of Concessionaires and on the
  Advisory Council of the Oregon State University Agricultural Trade and Marketing Program. Mr.
  Ryles is a member of the Compensation Committee of the Board of Directors.

GERALD F. TAYLOR, 58, retired in 1998 as Senior Vice President and CFO of Applied Materials, a     1998       1998
  manufacturer of semi-conductor equipment. In addition, Mr. Taylor is on the Board of
  Directors of Integrated Sensor Solutions, Inc.

JON D. TOMPKINS, 58, Chairman of the Board of Directors of KLA-Tencor, a manufacturer of           1998       1998
  semiconductor equipment. In addition, Mr. Tompkins is on the Board of Directors of Varian
  Associates, Inc., an electronics manufacturer located in Palo Alto, California. Mr. Tompkins is a member of the Audit Committee of the Board of Directors.

DONALD R. VANLUVANEE, 54, President and CEO of ESI since July 1992. From 1991 to July 1992, Mr.    1992       1998
  VanLuvanee was President, Chief Executive Officer, and a Director at Mechanical Technology
  Incorporated (MTI), a supplier of contract research and development services and a manufacturer of technologically advanced equipment. Mr. VanLuvanee is also a Director of FEI
  Company, which designs, manufactures and markets focused ion beam workstations, and Micro
  Component Technology, Inc., a leading manufacturer of automated test handling equipment.

                                                                                                 DIRECTOR     TERM
NAME, AGE, PRINCIPAL OCCUPATION, AND OTHER DIRECTORSHIPS                                           SINCE     EXPIRES
-----------------------------------------------------------------------------------------------  ---------  ---------
DIRECTORS WHOSE TERMS CONTINUE

DAVID F. BOLENDER, 66, in March 1998, Mr. Bolender became CEO and Chairman of the Board of         1988       2000
  Directors of Protocol Systems, Inc., a manufacturer of vital sign monitoring equipment for the medical industry. Mr. Bolender retired in 1991 from the position of President of the
  Electric Operations Group of PacifiCorp, a diversified public utility located in Portland,
  Oregon. In January 1992, Mr. Bolender became Chairman of the Board of the Company. Mr.
  Bolender is a member of the Audit Committee of the Board of Directors.

W. ARTHUR PORTER, 57, in July 1998, Dr. Porter was appointed the Dean of the College of            1980       1999
  Engineering at the University of Oklahoma. He was formerly the President of the Houston
  Advanced Research Center. Dr. Porter is a Director of Stewart Information Services
  Corporation, and Medici Medical Group Inc. Dr. Porter, formerly Chairman of the Board of
  Directors, serves as Chairman of the Audit Committee of the Board of Directors.

DOUGLAS C. STRAIN, 78, Vice Chairman of the Board of Directors, formerly Chairman of the Board.    1949       1999
  Mr. Strain founded ESI. Mr. Strain is also a Director of Lattice Semiconductor Corporation.
  Mr. Strain is a member of the Audit Committee of the Board of Directors.

KEITH L. THOMSON, 59, retired as Vice President of Intel Corporation and Oregon Site Manager in    1994       2000
  1998. Mr. Thomson joined Intel in 1969 and moved to the Intel, Oregon operation in 1978.
  Prior to that he worked for Lockheed Missiles and Space Corporation, and the Semiconductor
  Division of Fairchild Camera and Instruments. Mr. Thomson was elected to the Board of
  Directors in 1994 and is the Chairman of the Compensation Committee of the Board of
  Directors.

                               BOARD COMPENSATION

    The Board of Directors met eight times during the last fiscal year, of which four were telephone meetings. Each Director attended at least 75 percent of the aggregate of the meetings of the Board of Directors and the committees of which he was a member. Each Director who is not an employee of the Company receives an annual retainer of $10,000, plus $1,000 for each board meeting attended, $500 for each committee meeting attended and $500 for telephone meetings when formal business is conducted. Non-employee directors are also automatically granted an option for 3,000 shares of Common Stock on July 31 of each year, with an option price equal to the closing market price on the date of grant, a ten-year term and a four-year vesting schedule.

                                BOARD COMMITTEES

    The Board of Directors has standing Audit and Compensation Committees. The Compensation Committee makes recommendations to the Board of Directors concerning officers' compensation and has been delegated authority to grant options and other awards under the Company's stock option plan and stock incentive plan. It met four times in fiscal year 1998. The Audit Committee meets with management, and with representatives of ESI's outside auditing firm, Arthur Andersen LLP, including meetings without the presence of management. The Audit Committee met four times in fiscal year 1998 to review the scope, timing and fees for the annual audit and the results of the audit.

    Shareholders who wish to submit names for consideration for Board membership should do so in writing addressed to the Board of Directors, c/o Chairman of the Board, Electro Scientific Industries, Inc., 13900 NW Science Park Drive, Portland, Oregon 97229-5497.

                             EXECUTIVE COMPENSATION

    The following table shows, as to the Chief Executive Officer and each of the next four most highly compensated executive officers of the Company, information concerning compensation paid for services to the Company in all capacities during the fiscal year ended May 31, 1998, as well as total compensation paid to each such individual for the Company's two previous fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of such fiscal year):

I. SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                               -----------------------
                                                      ANNUAL COMPENSATION      RESTRICTED
                                          FISCAL  ---------------------------     STOCK      OPTIONS       ALL OTHER
NAME & PRINCIPAL POSITION                  YEAR      SALARY          BONUS(1)   AWARDS(2)   GRANTED(#)  COMPENSATION(3)
----------------------------------------  ------  ------------       --------  -----------  ----------  ---------------
Donald R. VanLuvanee ...................   1998   $    312,750          --         --          26,900   $       4,000
Chief Executive Officer                    1997   $    285,000       $243,000  $  494,000       6,674   $       2,098
and President                              1996   $    281,212       $235,001      --           5,681   $         950

Barry L. Harmon ........................   1998   $    188,333          --         --           6,100   $       4,000
Chief Financial Officer                    1997   $    171,250       $ 56,285  $  454,800       3,430   $       2,098
and Sr. Vice President, Finance            1996   $    156,189       $107,633      --           3,974   $       2,022

Robert Belter(4) .......................   1998   $    177,083          --         --           2,400   $       4,000
Vice President                             1997   $      3,125       $    211      --          10,000
                                           1996        --               --         --          --

Joseph Z. Rivlin(5) ....................   1998   $    215,619(6)       --         --           2,400   $       4,000
Vice President                             1997   $    228,379(7)    $  3,698  $   64,500       3,430   $       2,098
                                           1996   $    152,424       $ 27,394      --           3,974   $      10,437  (8)

Jonathan C. Howell .....................   1998   $    166,667          --         --           6,100   $       4,000
Vice President                             1997   $    145,760       $ 43,296  $  300,000       3,430   $       2,098
                                           1996   $    128,881       $ 63,563      --           3,974   $       1,922

------------------------

(1) Bonus for fiscal year 1998 performance has not yet been determined.

(2) Represents the closing market price of the Company's Common Stock on the date of grant multiplied by the number of shares awarded plus cash bonus to cover the tax obligation due at the time of vesting. Messrs. VanLuvanee, Harmon, Belter, Rivlin and Howell were awarded stock grants in the amount of 11,500, 10,600, 0, 1,500 and 7,000 restricted shares in fiscal year 1997, respectively. Each award vested for 50% of the shares in April 1997 and for the remaining balance in April 1998. Performance-based restricted stock awards are not shown above, but instead are reported in the Long-Term Incentive Plans table below.

(3) Except as otherwise indicated, represents 401(k) matching contributions made by the Company.

(4) Mr. Belter was paid $255,000 for intellectual property, including a pending patent. This intellectual property was developed independently by Mr. Belter prior to his joining the Company.

(5) Mr. Rivlin resigned from the Company in July 1998.

(6) Includes $51,452 in commissions.

(7) Includes $75,046 in commissions.

(8) Includes $8,172 in relocation expenses

II. OPTIONS TABLE

    The following table sets forth details regarding stock options granted to the named executive officers in fiscal year 1998. In addition, there are shown the hypothetical gains or "option spreads" that would exist for the respective options, assuming rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term.

                                                                                                     POTENTIAL REALIZABLE
                                                      OPTION GRANTS IN LAST FISCAL YEAR                    VALUE AT
                                            ------------------------------------------------------   ASSUMED ANNUAL RATES
                                                            % OF TOTAL                                     OF STOCK
                                                              OPTIONS      EXERCISE                 PRICE APPRECIATION FOR
                                                            GRANTED TO      OR BASE                      OPTION TERM
                                               OPTIONS     EMPLOYEES IN      PRICE     EXPIRATION   ----------------------
NAME                                        GRANTED(1)(#)   FISCAL YEAR     ($/SH)        DATE          5%         10%
------------------------------------------  -------------  -------------  -----------  -----------  ----------  ----------
Donald R. VanLuvanee......................       17,000          15.6%     $   31.50      01/9/08   $  336,773  $  853,449
                                                  9,900           9.1%     $   37.81     04/03/08      235,407     596,568

Barry L. Harmon...........................        3,000           2.8%     $   31.50      01/9/08   $   59,431  $  150,609
                                                  3,100           2.8%     $   37.81     04/03/08       73,713     186,804

Robert Belter.............................        2,400           2.2%     $   37.81     04/03/08   $   57,068  $  144,623

Joseph Z. Rivlin..........................        2,400           2.2%     $   37.81     04/03/08   $   57,068  $  144,623

Jonathan C. Howell........................        3,000           2.8%     $   31.50      01/9/08   $   59,431  $  150,609
                                                  3,100           2.8%     $   37.81     04/03/08       73,713     186,804

------------------------

(1) All options become exercisable for 25 percent of the shares covered by the option on each of the first four anniversaries of the grant date. The grant dates for the options shown in the table above were January 9, 1998 and April 3, 1998. All options become fully exercisable upon termination of the Optionee's employment within one year after a "change in control" of the Company as defined in the Stock Option Plan. Unless the transaction is approved by the Board of Directors, a "change in control" generally includes
    (a) the acquisition by any person of 20 percent or more of the Company's Common Stock and (b) the election of a new majority of the Company's directors without the approval of the incumbent directors.

III. OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

    The following table sets forth information with respect to the named executive officers concerning options exercised and the status of exercisable and unexercisable options held as of May 31, 1998.

                                          OPTIONS EXERCISED DURING
                                                    YEAR
                                             ENDED MAY 31, 1998                                    VALUE OF UNEXERCISED
                                          ------------------------    NUMBER OF UNEXERCISED       IN-THE-MONEY OPTIONS AT
                                            SHARES                   OPTIONS AT MAY 31, 1998           MAY 31, 1998
                                           ACQUIRED       VALUE     --------------------------  ---------------------------
NAME                                      ON EXERCISE   REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----------------------------------------  -----------  -----------  -----------  -------------  ------------  -------------
Donald R. VanLuvanee....................      15,000    $ 498,750       61,050        37,435    $  1,455,134   $   135,485

Barry L. Harmon.........................       5,240    $ 153,270       16,141        11,813    $    301,573   $    64,155

Robert Belter...........................      --           --            2,500         9,900    $      8,125   $    24,375

Joseph Z. Rivlin........................       5,912    $ 262,634        2,823         9,421    $     30,104   $    90,669

Jonathan C. Howell......................      --           --           15,740        11,294    $    321,316   $    59,221

IV. LONG TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

    The following table sets forth information with respect to performance-based restricted stock awards made to named executive officers in fiscal year 1998.

                                                                        PERFORMANCES OR OTHER
                                                                               PERIOD
                                                                         UNTIL MATURATION OR
NAME                                             NUMBER OF SHARES             PAYOUT(1)
----------------------------------------------  -------------------  ---------------------------
Donald R. VanLuvanee..........................           9,200                3 to 5 Years

Barry L. Harmon...............................           2,900                3 to 5 Years

Robert Belter.................................           2,300                3 to 5 Years

Joseph Z. Rivlin..............................           2,300                3 to 5 Years

Jonathan C. Howell............................           2,900                3 to 5 Years

------------------------

(1) The base price for these awards is $37.81 per share, the closing market price of the Company's Common stock on April 3, 1998, the date of grant. Awards are subject to forfeiture unless (i) the market price of the Common Stock increases at a rate in excess of 15% per year, compounded annually, over a minimum 3-year period following the grant as measured based on the average closing price of the Company's Common Stock during any one of the eight fiscal quarters of the Company between June 1, 2001 and May 31, 2003 and (ii) the award recipient is employed by the Company at the time the performance measure is achieved.

V. SEVERANCE AGREEMENTS

    In July 1991, the Board of Directors of the Company approved the Company's entry into severance agreements with executive officers of the Company. These agreements generally provide for the payment upon the termination of the employee's employment by the Company without cause or by the employee for "good reason" (as defined in the severance agreement) within two years following a change of control of the Company of an amount equal to three times the employee's annual salary and three years continued coverage under life, accident and health plans. The benefit is capped as necessary to prevent any portion of the benefit from being subject to excise tax. Each employee is obligated under the severance agreement to remain in the employ of the Company for a period of 270 days following a "potential change in control" (as defined in the severance agreements). All executive officers of the Company have executed severance agreements.

VI.  PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

INDEXED STOCK PRICE PERFORMANCE

                                      ESIO    S&P 500 Index    S&P High Tech Index
5/31/1993                            100.0            100.0                  100.0
5/31/1994                            110.5            103.4                  110.7
5/31/1995                            256.6            118.5                  157.9
5/31/1996                            278.9            148.6                  207.7
5/30/1997                            400.0            188.4                  291.7
5/29/1998                            331.6            242.3                  368.3

    Assumes that $100.00 was invested on May 31, 1993 in Electro Scientific Industries, Inc. (ESIO) Common Stock, the S&P 500 and the S&P High Tech Index, and that all dividends were reinvested.

                                   ESIO       INDEX     S&P 500     INDEX     S&P HIGH TECH     INDEX
                                 ---------  ---------  ---------  ---------  ---------------  ---------
5/31/1993......................  $    9.50      100.0     450.19      100.0        224.22         100.0
5/31/1994......................  $   10.50      110.5     465.50      103.4        248.29         110.7
5/31/1995......................  $   24.38      256.6     533.40      118.5        354.09         157.9
5/31/1996......................  $   26.50      278.9     669.12      148.6        465.73         207.7
5/30/1997......................  $   38.00      400.0     848.28      188.4        653.99         291.7
5/29/1998......................  $   31.50      331.6    1090.82      242.3        825.86         368.3

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors makes recommendations to the Board regarding the general compensation policies for ESI, including salaries and incentives for executive officers. The Committee also has general authority to make option grants and other awards under the Company's 1989 Stock Option Plan and 1996 Stock Incentive Plan. The Committee is composed of three directors.

    The Compensation Committee's executive compensation recommendations and actions during the 1998 fiscal year were in three areas: (1) compensation adjustments for the chief executive and other executive officers of the Company;
(2) the key employee cash incentive bonus program; and (3) the key employee long term incentive program.

    The Compensation Committee policies for compensation of ongoing executive officers are designed to fairly compensate the Company's executives and to provide incentives for the officers to manage and operate the Company for long term success. The Compensation Committee recommends, and the Board of Directors determines based on such recommendation, compensation for the Chief Executive Officer. The Compensation Committee also recommends compensation levels for the remaining executive officers of the Company based on the recommendations of the Chief Executive Officer.

    The total compensation of the executive officers takes into account several factors, including competitive compensation in the electronics industry, individual experience and performance, and the performance of the Company. The Committee does not assign a specific weight to these factors. The Company operates in marketplaces which are global, cyclical and subject to technology shifts. The Committee's evaluations of individual performance considers the leadership of each individual's contribution toward achieving the Company's corporate objectives. The objectives include: (1) adequate return on, and efficient use of, invested capital and (2) generating positive earnings throughout the entire range of business conditions.

    The methodology used in determining salary, cash incentive bonus and long-term incentive grants is as follows:

    Target compensation for each executive is set annually by the Compensation Committee. These targets are based on the results of periodic salary surveys of comparable-sized companies in the electronics industries conducted by the Company's independent compensation consultants and on the level of individual responsibility and job complexity. The Company's target is to pay executives at the mid-point based on the surveys.

    Base salaries are determined annually for each executive officer with reference to the target level for the individual. Salary increases are given when warranted by individual performance and when base salary levels are relatively low as compared to companies that compete with the Company for executive talent to keep base salaries competitive.

    The Chief Executive's base salary was $312,750 during the fiscal year, representing an increase of $27,750 from the prior year and a level at approximately the mid-point of salary survey data.

    Cash incentives in the form of cash bonuses are paid at the discretion of the Compensation Committee to executive officers who the Committee determines have made substantial contributions to the profits of the Company in the preceding fiscal year. At the beginning of each fiscal year, the Board of Directors approves the business plan for the year, including sales and pre-tax profit goals. At the same time, the Board of Directors approves a target bonus percentage for executive officers if the established goals are met. If the goals are met, the Compensation Committee determines, on an individual basis, the extent to which the officer will be awarded the target bonus. Factors considered include individual performance, responsibility and contribution to profits.

    The amounts of bonuses for officers for fiscal year 1998 have not been determined, but are expected to be determined by the Compensation Committee and approved by the Board of Directors in September 1998.

    The Company uses stock options and performance-based restricted stock grants to reward senior management and to link executive compensation to shareholder interests reflected in increases in share value. By using a combination of annual options and restricted stock awards, the Company intends to provide a potential level of incentive compensation to executive officers equal to approximately 90% of competitive levels as determined by the Company's compensation consultant, without excessive shareholder dilution. In determining the size of option grants and restricted stock awards, the Compensation Committee takes into account the executive's position and job responsibilities. All options are granted at an exercise price equal to the fair market value of the shares on the date of grant, and vest in 25 percent annual increments during the four year period following the date of grant. The number of options granted to executive officers in fiscal year 1998 was 80,200 including 26,900 to Donald
R. VanLuvanee. The number of shares of performance-based restricted stock granted to executive officers in fiscal year 1998, was 30,000 including 9,200 to Mr. VanLuvanee.

    DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. The levels of salary and bonus generally paid by the Company do not exceed this limit. Substantially all of the options granted under the Company's 1989 Stock Option Plan have been Incentive Stock Options. The Company receives no tax deduction from the exercise of an Incentive Stock Option unless the optionee disposes of the acquired shares before satisfying certain holding periods. Under IRS regulations, the $1,000,000 cap on deductibility applies to compensation recognized by an optionee upon such an early disposition, as well as compensation recognized upon the exercise of a Nonstatutory Stock Option, unless the option meets certain requirements. It is the Company's policy generally to grant options that meet the requirements of the IRS regulations so that any such compensation recognized by an optionee will be fully deductible. The Committee believes that the grant of Incentive Stock Options, despite the general nondeductibility, benefits the Company by encouraging the long-term ownership of Company stock by officers and other employees. Performance-based restricted stock awards are also intended to be granted in compliance with the IRS regulations so that any compensation recognized on vesting of such awards will be fully deductible.

    By the Compensation Committee: Keith L. Thomson, Chairman; Larry L. Hansen, and Vernon B. Ryles, Jr.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee consists of Directors Keith L. Thomson, Larry L. Hansen, and Vernon B. Ryles, Jr. No Compensation Committee member is or has been an employee of the Company.

                PROPOSAL 2: AMENDMENT OF 1989 STOCK OPTION PLAN

    The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company's 1989 Stock Option Plan (the "Option Plan"). A copy of the Option Plan, marked to show the proposed amendments, is attached to this Proxy Statement as Appendix A.

PROPOSED AMENDMENT

    At May 31, 1998, only 93,263 shares of the Company's Common Stock were available for future grants under the Option Plan. The Board of Directors believes that additional shares must be reserved for use under the Option Plan to enable the Company to attract and retain key employees and to provide an incentive for them to exert their best efforts for the Company. Stock options have historically been the principal long-term incentive compensation element of the Company's officer and key employee compensation. Accordingly, the Board of Directors has approved, subject to shareholder approval, a 500,000 share increase in the number of shares reserved for issuance under the Option Plan to a total of 2,200,000 shares. In addition, shareholder approval of Proposal 2 will constitute reapproval of the per-employee limit on grants of options under the Option Plan of 250,000 shares annually. This reapproval is required every five years for continued compliance with regulations under Section 162(m) of the Internal Revenue Code of 1986. See "Tax Consequences."

DESCRIPTION OF THE OPTION PLAN

    ADMINISTRATION. The Option Plan is administered by the Board of Directors, which has general responsibility to interpret and administer the Option Plan. No director may vote on any action relating to any award to that director. The Board of Directors may delegate authority to administer the Option Plan to a committee of the Board of Directors or specified officers of the Company, or both, except that only the Board of Directors may amend, modify or terminate the Option Plan. The Board of Directors has delegated to the Compensation Committee of the Board (the "Committee") general authority for making option grants. The Committee determines individuals to whom option grants are made under the Option Plan and the price and terms of any such grants. The Board of Directors has also delegated to the Chief Executive Officer of the Company authority to grant options to employees who are not executive officers of the Company and to establish the terms of such options, provided that such authority is limited to option grants of no more than 5,000 shares per employee and 25,000 shares in the aggregate per quarter.

    ELIGIBILITY. Only employees of the Company or its subsidiaries (including employees who are directors) are eligible to receive option grants under the Option Plan. In addition, non-employee directors are eligible only for the automatic annual option grants discussed herein.

    SHARES AVAILABLE. The Option Plan currently provides that not more than 1,700,000 shares of Common Stock may be issued pursuant to the Option Plan. The proposed amendments will increase the number of shares of Common Stock issuable under the Option Plan by 500,000 shares to a total of 2,200,000 shares. Any shares of Common Stock subject to an option that is canceled or expires will again be available for award under the Option Plan.

    TERM OF PLAN. The Option Plan will remain in effect indefinitely until options have been granted and exercised with respect to all reserved shares.

    INCENTIVE STOCK OPTIONS. The Option Plan authorizes the Board of Directors to grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, on terms and conditions it deems appropriate, subject to the following: (1) the option price per share may not be less than 100 percent of the fair market value of the Common Stock on the date the option is granted,
(2) the term of the option may not exceed 10 years from the date the option is granted, (3) the purchase price of Common Stock on exercise of an option will be paid in cash or by surrender to the Company of shares of previously acquired Common Stock valued at fair market value on the date of the option exercise, (4) an option will expire on the earlier of (i) the expiration of the term for which it was granted, (ii) one year after termination of an Optionee's employment due to death or physical disability, or (iii) three months after termination of an Optionee's employment for any reason other than death or physical disability, and (5) no Optionee may be granted Incentive Stock Options for Common Stock such that the aggregate fair market value (determined on the date of grant) of shares with respect to which Incentive Stock Options are exercisable for the first time by that Optionee during any calendar year under the Option Plan or any other stock option plan of the Company or any subsidiary of the Company exceeds $100,000.

    NONSTATUTORY STOCK OPTIONS. The Board of Directors may authorize the grant of Nonstatutory Stock Options. The option price may not be less than 100 percent of the fair market value of the Common Stock on the date the option is granted, the term of the option may not exceed 10 years plus seven days, the purchase price must be paid as described in clause (3) above and the period of time for exercise is as referred to in clause (4) above.

    In the case of both Incentive Stock Options and Nonstatutory Stock Options, upon termination of an Optionee's employment following a change of control, any option held by the Optionee may be exercised for all the remaining shares subject to the option, free of any limitation on the number of shares for which the option may be exercised in any one year. In such a case, the option may be exercised at any time before its expiration or the expiration of three months after the date of termination of employment, whichever period is shorter. A change of control is defined to include a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, including but not limited to the following events: the acquisition by any person of 20 percent or more of the Company's outstanding voting securities or the replacement within a two-year period of a majority of the members of the Company's Board of Directors by persons other than incumbent directors or persons approved by the incumbent directors.

    In addition, no employee may be granted options (Incentive or Nonstatutory) for more than 250,000 shares in any fiscal year.

    NON-EMPLOYEE DIRECTOR OPTIONS. Each director who is not a full-time employee of the Company is automatically granted an option to purchase 3,000 shares of Company Common Stock on July 31 of each year. These automatic options have an exercise price equal to 100% of fair market value on the date of grant and a term of 10 years, and become exercisable for 25% of the shares on each of the first four anniversaries of the grant date.

    STOCK APPRECIATION RIGHTS. The Board of Directors may grant a stock appreciation right (SAR) in connection with an option, or portion thereof, which can be exercised when and to the same extent as the related option. Each SAR will entitle the Optionee to surrender to the Company, unexercised, the related option, or any portion thereof, and to receive in exchange consideration in cash or shares of Common

Stock equal in value to the amount by which the fair market value of one share of Common Stock exceeds the option price per share of the related option, multiplied by the number of shares of the related option, or portion thereof, being surrendered. The existence of SARs would require charges to income over the life of the right based upon the amount of appreciation, if any, in the market value of the Common Stock of the Company over the exercise price of shares subject to SARs. No SARs have been granted under the Option Plan.

TAX CONSEQUENCES

    Certain options authorized to be granted under the Option Plan are intended to qualify as Incentive Stock Options for federal income tax purposes. Under federal income tax law currently in effect, the Optionee will recognize no income upon grant or upon a proper exercise of an Incentive Stock Option. If an employee exercises an Incentive Stock Option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an Incentive Stock Option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an Incentive Stock Option. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

    Certain options authorized to be granted under the Option Plan will be treated as Nonstatutory Stock Options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a Nonstatutory Stock Option until the option is exercised. At the time of exercise of a Nonstatutory Stock Option, the Optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold on the income amount. Upon sale of shares acquired upon exercise of a Nonstatutory Stock Option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

    Under federal income tax law presently in effect, no income is realized by the grantee of a SAR until the SAR is exercised. At the time of exercise of a SAR, the grantee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in an amount equal to the market value of the shares or cash received. The Company is required to withhold on the income amount.

    Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if the option and the plan meet certain requirements. One such requirement is shareholder approval at least once every five years of per-employee limits on the number of shares as to which options may be granted. Approval of this Proposal 2 will constitute reapproval of the per-employee limits under the Option Plan previously approved by the shareholders. Other requirements are that the option be granted by a committee of at least two outside directors and that the exercise price of the option be not less than fair market value of the Common Stock on the date of grant. Accordingly, the Company believes that if this proposal is approved by shareholders, compensation received on exercise of options granted under the Option Plan in compliance with all of the above requirements will continue to be exempt from the $1,000,000 deduction limit.

RECOMMENDATION BY THE BOARD

    The Board of Directors recommends that the amendment to the Option Plan be approved. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote on the matter is required to approve this Proposal 2. Abstentions have the same effect as "no" votes in determining whether the amendment is approved. Broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote on Proposal 2. The proxies will be voted for or against the amendment, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amendment to the Option Plan.

           PROPOSAL 3: AMENDMENT OF 1990 EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company's 1990 Employee Stock Purchase Plan (the "ESPP"). The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986. The ESPP permits all full-time employees of the Company to acquire Common Stock through regular payroll deductions of up to 15% of base pay plus commissions. A copy of the ESPP, marked to show the proposed amendment, is attached to this Proxy Statement as Appendix B.

PROPOSED AMENDMENT

    At May 31, 1998, 38,795 shares of Common Stock were available for purchase under the ESPP out of the 300,000 shares reserved for issuance. In order to provide additional opportunities for employees to participate in this benefit and to be competitive with compensation plans provided by other companies in the electronics industry, the Board of Directors has approved, subject to shareholder approval, a 150,000 share increase in the shares reserved for the ESPP to a total of 450,000 shares.

DESCRIPTION OF THE ESPP

    The essential features of the ESPP are outlined below.

    ELIGIBILITY. Except as described below, all full-time employees of the Company and designated subsidiaries, including employees who are officers or directors, are eligible to participate in the ESPP. Any employee who owns or would be deemed to own 5 percent or more of the voting power or value of all classes of stock of the Company is ineligible to participate in the ESPP.

    PLAN OFFERINGS AND PURCHASE OF SHARES. The ESPP provides for a series of annual offerings ("Offerings"), with a new Offering commencing on January 8 of each year and ending on January 7 of the following year. On the first trading day of each Offering (the "Offering Date"), each eligible employee will automatically be granted an option to purchase shares of Common Stock to be automatically exercised on the last trading day of the Offering (the "Purchase Date"). The ESPP includes special rules for participation by persons who become eligible employees during an Offering. No option shall permit an employee to purchase more than 3,000 shares or permit an employee's right to purchase shares under the ESPP to accrue at a rate that exceeds $25,000 of fair market value (determined at the Offering Date) for each calendar year that the option is outstanding. Each eligible employee may elect to participate in the ESPP by filing a subscription and payroll deduction authorization. Shares may be purchased under the ESPP only through payroll deductions of not more than 15% of an employee's base pay plus commissions. On the Purchase Date the amounts withheld will be applied to purchase shares for the employee from the Company. The purchase price will be the lesser of 85 percent of the closing market price of the Common Stock on the Offering Date or on the Purchase Date.

    An employee may terminate participation in the ESPP by written notice to the Company at least 10 days before the Purchase Date. The employee will then receive all funds withheld from his or her pay and not yet used to purchase shares. No interest will be paid on funds withheld from employees unless otherwise determined by the Board of Directors. An employee may reinstate participation in the ESPP, but only after the first Purchase Date following termination. The rights of employees under the ESPP are not transferable.

    ADMINISTRATION. The ESPP is administered by the Board of Directors. The Board of Directors may promulgate rules and regulations for the operation of the ESPP, adopt forms for use in connection with the ESPP, decide any question of interpretation of the ESPP or rights arising thereunder and generally supervise the administration of the ESPP. The Company will pay all expenses of the ESPP other than commissions on sales of shares for employees' accounts by the custodian.

    CUSTODIAN. An independent custodian maintains the records under the ESPP. Shares purchased by employees under the ESPP are delivered to and held by the custodian on behalf of the employees. By appropriate instructions from an employee, all or part of the shares may be sold or transferred into the employee's own name and delivered to the employee.

    AMENDMENTS. The Board of Directors may amend the ESPP, except that without the approval of the shareholders of the Company, the ESPP may not be amended to increase the number of reserved shares or decrease the purchase price of shares. The Board of Directors may terminate the ESPP at any time, except that termination will not affect outstanding options.

TAX CONSEQUENCES

    The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986. Under the Internal Revenue Code of 1986, employees are not taxed on income or gain with respect to the ESPP either at the Offering Date or at the Purchase Date. If an employee disposes of the shares purchased under the ESPP more than two years after the Offering Date, the employee will be required to report as ordinary compensation income for the taxable year of disposition an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition over the purchase price or (2) 15 percent of the fair market value of the shares on the Offering Date. Any gain on the disposition in excess of the amount treated as ordinary compensation income will be capital gain. In the case of such a disposition, the Company will not be entitled to any deduction from income.

    If an employee disposes of shares purchased under the ESPP within two years after the Offering Date, the employee will be required to report the excess of the fair market value of the shares on the Purchase Date over the purchase price as ordinary compensation income for the year of disposition. Any difference between the fair market value of the shares on the Purchase Date and the disposition price will be capital gain or loss, either short-term or long-term depending upon the employee's holding period for the shares. In the event of a disposition within two years after the Offering Date, the Company will be entitled to a deduction from income in the year of such disposition equal to the amount that the employee is required to report as ordinary compensation income.

RECOMMENDATION BY THE BOARD

    The Board of Directors recommends that the amendment to the ESPP be approved. If a quorum is present at the annual meeting, the amendment to the ESPP will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote on Proposal 3. The proxies will be voted for or against the amendment, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amendments to the ESPP.

               PROPOSAL 4: AMENDMENT OF 1996 STOCK INCENTIVE PLAN

    The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company's 1996 Stock Incentive Plan (the "Incentive Plan"). A copy of the Incentive Plan, marked to show the proposed amendment, is attached to this Proxy Statement as Appendix C.

PROPOSED AMENDMENT

    At May 31, 1998, only 25,831 shares of the Company's Common Stock were available for future grants under the Incentive Plan. The Board of Directors believes that additional shares must be reserved for issuance under the Incentive Plan to enable the Company to attract and retain employees, officers and directors and to provide an added incentive for them to exert their best efforts on behalf of the Company. The Incentive Plan provides the Company with the flexibility to make compensation arrangements, including awards of restricted stock, that the Board of Directors believes are needed to compete with other companies in the electronics industry. Accordingly, the Board of Directors has approved, subject to shareholder approval, a 100,000 share increase in the number of shares reserved for issuance under the Incentive Plan to an aggregate of 250,000. In addition, shareholder approval of Proposal 4 will constitute reapproval of the performance criteria on which Performance-Based Awards may be based and the per-employee limits on Performance-Based Awards, as described below under "Description of the Incentive Plan--Performance Based Awards." This reapproval is required every five years for continued compliance with regulations under Section 162(m) of the Internal Revenue Code of 1986. See "Tax Consequences."

DESCRIPTION OF THE INCENTIVE PLAN

    ELIGIBILITY. All employees, officers and directors of the Company and its subsidiaries are eligible to receive awards under the Incentive Plan.

    SHARES AVAILABLE. The Incentive Plan provides that not more than 150,000 shares of Common Stock may be issued pursuant to the Incentive Plan. The proposed amendment will increase the number of shares issuable under the Incentive Plan by 100,000 shares, to an aggregate of 250,000 shares.

    ADMINISTRATION. The Incentive Plan is administered by the Board of Directors, which may adopt rules and regulations for the operation of the Incentive Plan and generally supervises the administration of the Incentive Plan. The Board of Directors may delegate to a committee of the Board of Directors or specified officers of the Company, or both, authority to administer the Incentive Plan, except that only the Board of Directors may amend, modify or terminate the Incentive Plan. The Board of Directors has delegated to the Compensation Committee of the Board (the "Committee") general authority for making awards under the Incentive Plan. The Committee determines individuals to whom awards are made under the Incentive Plan and the terms of any such awards.

    TERM OF PLAN. The Incentive Plan will continue until all shares available for issuance under the Incentive Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Incentive Plan at any time.

    STOCK BONUS AWARDS. The Committee may award Common Stock as a stock bonus under the Incentive Plan. The Committee may determine the persons to receive awards, the number of shares to be awarded and the time of the award. No cash consideration (other than tax withholding amounts) will be paid by employees to the Company in connection with stock bonuses. Stock received as a stock bonus is subject to the terms, conditions and restrictions determined by the Committee at the time the stock is awarded. Restrictions may include restrictions concerning transferability and forfeiture of the shares. Stock bonus shares which are forfeited to the Company are again available for issuance under the Incentive Plan.

    RESTRICTED STOCK. The Incentive Plan provides that the Company may issue restricted shares in such amounts, for such consideration (including promissory notes and services), subject to such restrictions and on such terms as the Committee may determine. Restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares. Restricted shares which are forfeited to or repurchased by the Company are again available for issuance under the Incentive Plan.

    PERFORMANCE-BASED AWARDS. The Committee may grant Performance-based Awards denominated either in Common Stock or in dollar amounts. All or part of the awards will be earned if performance goals established by the Committee for the period covered by the award are met and the employee satisfies any other restrictions established by the Committee. The performance goals may be expressed as one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any subsidiary, division or other unit of the Company: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, economic value added, revenues, operating income, inventories, inventory turns, cash flows or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges. Economic value added means operating income after taxes minus a charge for the cost of capital. Performance-based Awards may be paid in cash or Common Stock and may be made as awards of restricted shares subject to forfeiture if performance goals are not satisfied, as determined by the Committee. No employee may receive in any fiscal year Performance-based Awards denominated in Common Stock under which more than 100,000 shares may be issued or Performance-based Awards denominated in dollars under which more than $750,000 may be paid. The payment of a Performance-based Award in cash will not reduce the number of shares reserved under the Incentive Plan.

    CHANGES IN CAPITAL STRUCTURE. The Incentive Plan provides that if the outstanding Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, stock dividend or recapitalization, appropriate adjustment will be made by the Committee in the number and kind of shares available for awards under the Incentive Plan.

TAX CONSEQUENCES

    An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are substantially nonvested for purposes of Section 83 of the Internal Revenue Code of 1986. Absent an election under Section 83(b), an employee who receives substantially nonvested stock in connection with performance of services will realize taxable income in each year in which a portion of the shares substantially vest. The Company will generally be entitled to a tax deduction in the amount includible as income by the employee at the same time or times as the employee recognizes income with respect to the shares.

    Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. Under IRS regulations, compensation received through a performance-based award will not be subject to the $1,000,000 limit if the performance-based award and the plan meet certain requirements. One such requirement is shareholder approval at least once every five years of the performance criteria upon which award payouts will be based and the maximum amount payable under awards, both of which are set forth in
Section 8 of the Incentive Plan. Approval of this Proposal 4 will constitute reapproval of the performance criteria and limits on awards under the Incentive Plan previously approved by the shareholders. Other requirements are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two outside directors and that no discretion be retained to increase the amount payable under the awards. The Company believes that, if this proposal is approved by the shareholders, compensation received on vesting of Performance-based Awards granted under the Incentive Plan in compliance with all of the above requirements will not be subject to the $1,000,000 deduction limit.

RECOMMENDATION BY THE BOARD

    The Board of Directors recommends that the amendment to the Incentive Plan be approved. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote on the matter is required to approve this Proposal 4. Abstentions have the same effect as "no" votes in determining whether the amendment is approved. Broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote on Proposal 4. The proxies will be voted for or against the amendment, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amendment to the Incentive Plan.

                 PROPOSAL 5: APPROVAL OF SELECTION OF AUDITORS

    The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending May 31, 1999 and is submitting the selection to shareholders for approval. Arthur Andersen LLP are independent certified public accountants and have audited the accounts of the Company and its subsidiaries since 1983. Proxies will be voted in accordance with the instructions specified in the proxy form. If no instructions are given, proxies will be voted for approval of Arthur Andersen LLP as independent auditors. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and beneficial owners of more than ten percent of the Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors for transactions during fiscal 1998 were complied with, except that, due to a clerical error, Joseph Z. Rivlin was late in reporting one transaction during fiscal year 1998.

                            DISCRETIONARY AUTHORITY

    While the Notice of Annual Meeting of Shareholders provides for transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to herein. However, the enclosed proxy gives discretionary authority to the proxy holders to vote in accordance with the recommendation of management if any other matters are presented.

                             SHAREHOLDER PROPOSALS

    Any shareholder proposals to be considered for inclusion in proxy material for the Company's next annual meeting in September 1999 must be received at the principal executive office of the Company no later than April 26, 1999. In connection with any matter proposed by a shareholder at the 1999 annual meeting, but not proposed for inclusion in Company proxy material, the Company may exercise discretionary voting authority with respect to proxies solicited for that meeting if appropriate notice of the shareholder proposal is not received by the Company at its principal executive office by July 9, 1999.

                                          By Order of the Board of Directors

                                          Joseph L. Reinhart
                                          VICE PRESIDENT AND CORPORATE SECRETARY

Portland, Oregon
August 24, 1998

                                   APPENDIX A
                      ELECTRO SCIENTIFIC INDUSTRIES, INC.
                            1989 STOCK OPTION PLAN*

    1. PURPOSE. The purpose of this 1989 Stock Option Plan (the "Plan") is to enable Electro Scientific Industries, Inc. (the "Company") to attract and retain people of training, experience, and ability, and to provide additional incentive to employees and non-employee directors by giving them an opportunity to participate in the ownership of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

    2. SHARES SUBJECT TO THE PLAN. Except as provided in Paragraph 15, the total number of shares of the Company's Common Stock, without par value ("Common Stock"), covered by all options granted under the Plan shall not exceed 2,200,000 [1,700,000] authorized but unissued or reacquired shares. In the event any option under the Plan expires or is canceled or terminated and is unexercised in whole or in part, the shares allocable to the unexercised portion shall again become available for options under the Plan.

    3. DURATION OF THE PLAN. The Plan shall continue in effect until options have been granted and exercised with respect to all of the shares available for the Plan under paragraph 2 (subject to any adjustments under paragraph 15), unless sooner terminated by action of the Board of Directors of the Company (the "Board of Directors"). The Board of Directors shall have the right to suspend or terminate the Plan at any time except with respect to options then outstanding under the Plan.

    4. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the employees to whom options shall be granted and the number of shares, the option price, the period of each option, and the time or times at which options may be exercised. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt rules and regulations relating to administration of the Plan, and the interpretation and construction of the provisions of the Plan by the Board of Directors shall be final and conclusive. No director who holds or is eligible to hold an option under the Plan, other than an option under Paragraph 16, shall vote upon any action taken by the Board of Directors involving such matter. The Board of Directors, if it so determines, may delegate to a committee of the Board of Directors, or specified officers of the Company, or both (the "Committee") any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors, and (ii) that only the Board of Directors may terminate or amend the Plan as provided in paragraphs 3 and 19.

    5.  GRANTS.

    (a) Options granted under the Plan may be Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Non-Statutory Stock Options. For the purpose of the Plan, a Non-Statutory Stock Option means an option other than an Incentive Stock Option. The Board of Directors or Committee, as the case may be, has the sole discretion to determine which options shall be Incentive Stock Options and which options shall be Non-Statutory Stock Options, and shall specifically designate each option granted under the Plan as an Incentive Stock Option or Non-Statutory Stock Option. No Incentive Stock Option may be granted under the Plan on or after the tenth anniversary of the last action by the Board of Directors approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

    (b) No employee may be granted Incentive Stock Options under the Plan such that the aggregate fair market value, on the date of grant, of the stock with respect to which Incentive Stock Options are exercisable for the first time by the employee during any calendar year under the Plan and under any other

------------------------

* NOTE: Underlined matter is new; matter in [BRACKETS AND ITALICS] is to be deleted.

incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

    (c) No employee may be granted options under the Plan for more than 250,000 shares of Common Stock in any fiscal year.

    6. ELIGIBILITY. Incentive Stock Options and Non-Statutory Stock Options may be granted under the Plan to employees of the Company or any parent or subsidiary of the Company (including employees who are directors). Directors who are not employees shall only be eligible to receive options granted pursuant to paragraph 16.

    7. OPTION PRICE. The option price per share under each option granted under the Plan shall be determined by the Board of Directors at the time of grant. Except as provided in paragraph 9, the option price shall be not less than 100 percent of the fair market value of the shares covered by the option on the date the option is granted. The fair market value of shares covered by an option shall be deemed to be the last price for the Common Stock as reported to NASDAQ and published in the Wall Street Journal for the day preceding the date of grant, or such other value of the Common Stock as shall be determined by the Board of Directors of the Company.

    8. DURATION OF OPTIONS. Subject to paragraphs 9 and 13, each option granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after ten years from the date it is granted and no Non-Statutory Stock Option shall be exercisable after the expiration of 10 years plus seven days from the date it is granted.

    9. LIMITATIONS ON GRANTS TO 10 PERCENT SHAREHOLDERS. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value of the stock subject to the option on the date it is granted, as described in paragraph 7, and the Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date it is granted.

    10. EXERCISE OF OPTIONS. Options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Board of Directors. If the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

    11. LIMITATION ON RIGHTS TO EXERCISE. Except as provided in paragraph 13 or as otherwise approved by the Board of Directors, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or a director of the Company or any parent or subsidiary of the Company and shall have been so employed or engaged continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment for this purpose.

    12. NONASSIGNABILITY. Each option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each such option by its terms shall be exercisable during the optionee's domicile at the time of death, and each such option by its terms shall be exercisable during the optionee's lifetime only by the optionee.

    13.  TERMINATION OF EMPLOYMENT.

    (a) In the event the employment of an optionee by the Company or by any parent or subsidiary of the Company is terminated by retirement or for any reason, voluntarily or involuntarily with or without cause, other than in the circumstances specified in subsection (b) or (c) below, any option held by such optionee may be exercised at any time prior to its expiration date or the expiration of three months after the date of such termination of employment, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option on the date of such termination.

    (b) In the event an optionee's employment by the Company or by any parent or subsidiary of the Company is terminated because of death or physical disability (within the meaning of Section 22(e)(3) of the Code), any option held by such optionee may be exercised with respect to all remaining shares subject thereto, free of any limitation on the number of shares with respect to which the option may be exercised in any one year, at any time prior to its expiration date or the expiration of one year after the date of such termination, whichever is the shorter period. If an optionee's employment is terminated by death, any option held by the optionee shall be exercisable only by the person or persons to whom such optionee's rights under such option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death.

    (c) In the event an optionee's employment by the Company or by any parent or subsidiary of the Company terminates within one year after a change in control of the Company for any reason other than retirement, death, or physical disability (within the meaning of Section 22(e)(3) of the Code), any option held by such optionee may be exercised with respect to all remaining shares subject thereto, free of any limitation on the number of shares with respect to which the option may be exercised in any one year, at any time prior to its expiration date or the expiration of three months after the date of such termination of employment, whichever is the shorter period. A "change in control of the Company" shall mean a change in control of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (1) any "person" (as such term is used in Sections 13(d) or 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities; or (2) during any period of two consecutive years, individuals who at the beginning such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. A change in control of the Company shall not include any change in control pursuant to a written agreement between the Company and another person, which agreement is approved and adopted by the Board of Directors of the Company or pursuant to any tender offer or exchange offer which the Board of Directors has in any manner recommended acceptance of to the shareholders of the Company.

    (d) Unless otherwise approved by the Board of Directors, to the extent an option held by any deceased optionee or by any optionee whose employment is terminated shall not have been exercised within the limited periods provided above, all further rights to purchase shares pursuant to such option shall cease and terminate at the expiration of such periods.

    14. PURCHASE OF SHARES. Shares may be purchased or acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, which shall not be more than 30 days after receipt of the notice, and, unless in the opinion of counsel for the Company such a representation is not required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution. On or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including cash which may be the proceeds of a loan from the Company), in shares of Common Stock of the Company previously acquired and held for not less than one year by the optionee, valued at fair market value as defined in paragraph 7, or in any combination of cash and shares of Common Stock of the Company. No shares shall be issued until full payment therefor has been made, and an optionee shall have none of the rights of a shareholder until a certificate for shares is issued to such optionee. Each optionee who has exercised an option shall, upon notification of the amount due, if any, and prior to or concurrently with delivery of the certificates representing the shares with respect to which the option was exercised, pay to the Company amounts necessary to satisfy any applicable federal, state and local withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand.

    15. CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or another corporation, by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares for the purchase of which options may be granted under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, to the end that each optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of any option and with a corresponding adjustment in the option price per share. Any such adjustment made by the Board of Directors shall be conclusive. In the event of dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, in lieu of providing for options as provided for above in this paragraph 15, the Board of Directors may, in its sole discretion, provide a 30-day period immediately prior to such event during which optionees shall have the right to exercise options in whole or in part without any limitation on exercisability.

    16.  OPTION GRANTS TO NON-EMPLOYEE DIRECTORS.

    (a) ANNUAL GRANTS. Each Non-Employee Director shall be automatically granted an option to purchase 3,000 shares of Common Stock on July 31 of each year, provided the Non-Employee Director is a director on such date. A "Non-Employee Director" is a director who is not a full-time employee of the Company or any of its subsidiaries and has not been a full-time employee of the Company or any of its subsidiaries within one year of any date as of which a determination of eligibility is made. The increase in the number of shares covered by options automatically granted under this paragraph 16 as of July 31, 1996 from 1,000 to 3,000 shares shall be subject to and conditioned upon approval by the shareholders at the 1996 annual meeting of shareholders of the amendment to this paragraph 16 to the Plan.

    (b) EXERCISE PRICE. The exercise price of the options granted pursuant to this paragraph 16 shall be equal to 100 percent of the fair market value of the Common Stock determined pursuant to paragraph 7.

    (c) TERM OF OPTION. The term of each option granted pursuant to this paragraph 16 shall be 10 years from the date of grant.

    (d) EXERCISABILITY. Until an option expires or is terminated and except as provided in paragraphs 16(e) and 15, an option granted under this paragraph 16 shall be exercisable according to the following schedule:

PERIOD OF NON-EMPLOYEE DIRECTORS' CONTINUOUS SERVICE AS A                 PORTION OF TOTAL OPTION
DIRECTOR OF THE COMPANY FROM THE DATE THE OPTION IS GRANTED                WHICH IS EXERCISABLE
-----------------------------------------------------------------------  -------------------------
Less than 1 year.......................................................                  0%
After 1 year...........................................................                 25%
After 2 years..........................................................                 50%
After 3 years..........................................................                 75%
After 4 years..........................................................                100%

    (e) TERMINATION AS A DIRECTOR. If an optionee ceases to be a director of the Company for any reason, other than death or physical disability (within the meaning of Section 22(e)(3) of the Code), the option may be exercised at any time prior to the expiration date of the option or the expiration of three months after the last day the optionee served as a director, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option as of the last day the optionee served as a director. If an optionee ceases to be a director of the Company as a result of death or physical disability (within the meaning of Section 22(e)(3) of the Code), the option may be exercised with respect to all remaining shares subject thereto, free of any limitation on the number of shares with respect to which the option may be exercised in any one year, at any time prior to the expiration date of the option or the expiration of one year after the last day the optionee served as a director, whichever is the shorter period.

    (f) EXERCISE OF OPTIONS. Options may be exercised upon payment of cash or shares of Common Stock of the Company in accordance with paragraph 14.

    17.  STOCK APPRECIATION RIGHTS.

    (a) GRANT. Stock appreciation rights may be granted under the Plan by the Board of Directors, subject to such rules, terms and conditions as the Board of Directors may prescribe; provided, however, that stock appreciation rights may only be granted in connection with an option grant or in connection with an outstanding option previously granted under the Plan and shall not be assignable other than in conjunction with assignment of the related option pursuant to paragraph 12.

    (b)  EXERCISE.

        (i) A stock appreciation right shall be exercisable only at the time or times established by the Board of Directors and only to the extent and on the same conditions that the related option could be exercised. Upon exercise of a stock appreciation right, the option or portion thereof to which the stock appreciation right relates must be surrendered. No stock appreciation right may be exercised during the six-month period following the date it is granted. Option shares with respect to which a stock appreciation right has been exercised may not again be subjected to options under the Plan.

        (ii) The Board of Directors may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights prior to the adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

       (iii) Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over the option price per share to which the stock appreciation right relates, times the number of shares covered by the option, or portion thereof, which is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment upon exercise of a stock appreciation right by the Company may be made in Common Stock valued at its fair market value, or in cash, or partly in shares and partly in cash, all as shall be determined by the Board of Directors.

        (iv) The fair market value of the Common Stock shall be determined as specified in paragraph 7.

        (v) Shares issued upon exercise of a stock appreciation right may consist either in whole or in part of authorized and unissued Common Stock or issued Common Stock held as treasury shares. No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors shall determine, the number of shares may be rounded downward to the next whole share.

        (vi) In the event of any adjustment, pursuant to paragraph 15, in the number of shares of Common Stock subject to an option granted under the Plan, the stock appreciation rights granted hereunder in connection with such option shall be proportionately adjusted.

    18. CORPORATE MERGERS, ACQUISITION, ETC. The Board of Directors may also grant options and stock appreciation rights having terms and provisions which vary from those specified in this Plan provided that any options and stock appreciation rights granted pursuant to this section are granted in substitution for, or in connection with the assumption of, existing options and stock appreciation rights granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

    19. AMENDMENT OF PLAN. The Board of Directors may at any time and from time to time modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraph 15, however, no change in an option already granted to an employee shall be made without the written consent of such employee. Furthermore, unless approved by the shareholders at an annual meeting or a special meeting, no amendment or change shall be made in the Plan
(a) increasing the total number of shares which may be purchased under the Plan,
(b) changing the minimum option price specified in the Plan, (c) increasing the maximum option period, or (d) materially modifying the requirements for eligibility for participation in the Plan.

    20. APPROVALS. The obligations of the Company under the Plan shall be subject to the approval of such state or federal authorities or agencies, if any, as may have jurisdiction in the matter. The Company will use its best efforts to take such steps as may be required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange in which the Company's shares may then be listed, in connection with the granting of any option under the Plan, the issuance or sale of any shares purchased upon exercise of any option under the Plan, or the listing of such shares on said exchange. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver shares of Common Stock under the Plan if the Company is advised by the legal counsel that such issuance or delivery would violate applicable state of federal securities laws.

    21. EMPLOYMENT RIGHTS. Nothing in the Plan or any option granted pursuant to the Plan shall confer upon any optionee any right to be continued in the employment of the Company or any parent or subsidiary of the Company, or to interfere in any way with the right of the Company or any parent or subsidiary of the Company by whom such optionee is employed to terminate such optionee's employment at any time, with or without cause.

                                   APPENDIX B
                      ELECTRO SCIENTIFIC INDUSTRIES, INC.
                       1990 EMPLOYEE STOCK PURCHASE PLAN*

    1. PURPOSE OF THE PLAN. Electro Scientific Industries, Inc. (the "Company") believes that ownership of shares of its common stock by employees of the Company and its Participating Subsidiaries (hereinafter defined) is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the rewards of growth and success. The purpose of the Company's 1990 Employee Stock Purchase Plan (the "Plan") is to provide a convenient means by which employees of the Company and Participating Subsidiaries may purchase the Company's shares through payroll deductions and a method by which the Company may assist and encourage such employees to become share owners.

    2. SHARES RESERVED FOR THE PLAN. There are 450,000 [300,000] shares of the Company's authorized but unissued or reacquired Common Stock, no par value, reserved for purposes of the Plan. The number of shares reserved for the Plan is subject to adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the outstanding Common Stock of the Company. The determination of whether an adjustment shall be made and the manner of any such adjustment shall be made by the Board of Directors of the Company, which determination shall be conclusive.

    3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors. The Board of Directors may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. The Board of Directors may consult with counsel for the Company on any matter arising under the Plan. All determinations and decisions of the Board of Directors shall be conclusive. Notwithstanding the foregoing, the Board of Directors, if it so desires, may delegate to the Compensation Committee of the Board the authority for general administration of the Plan.

    4. ELIGIBLE EMPLOYEES. Except as indicated below, all full-time employees of the Company and all full-time employees of each of the Company's subsidiary corporations which is designated by the Board of Directors of the Company as a participant in the Plan (such participating subsidiary being hereinafter called a "Participating Subsidiary") are eligible to participate in the Plan. Any employee who would, after a purchase of shares under the Plan, own or be deemed (under Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code")) to own stock (including stock subject to any outstanding options held by the employee) possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company, shall be ineligible to participate in the Plan. A "full-time employee" is one who is in the active service of the Company or a Participating Subsidiary excluding, however, any employee whose customary employment is 20 hours or less per week or whose customary employment is for not more than five months per calendar year.

    5. OFFERINGS. The Plan shall be implemented by a series of one-year offerings ("Offerings"), with a new Offering commencing on January 8 of each year and ending on January 7 of the following year. The first trading day of each Offering is the "Offering Date" and the last trading day of each Offering is the "Purchase Date" for the Offering. On each Offering Date, each eligible employee shall be granted an option under the Plan to purchase shares of Common Stock on the Purchase Date for the price determined under paragraph 7 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan; provided, however, that (a) no option shall permit the purchase of more than 3,000 shares, and (b) no option may be granted under the Plan that would allow an employee's right to purchase shares under all stock purchase plans of the Company and its parents and subsidiaries to which Section 423 of the Code applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding.

------------------------

* NOTE: Underlined matter is new; matter in [BRACKETS AND ITALICS] is to be deleted.

    6.  PARTICIPATION IN THE PLAN.

    (a) INITIATING PARTICIPATION. An eligible employee may participate in an Offering under the Plan by filing with the Company no later than 10 days prior to the Offering Date, on forms furnished by the Company, a subscription and payroll deduction authorization. Once filed, a subscription and payroll deduction authorization shall remain in effect for subsequent Offerings unless amended or terminated. The payroll deduction authorization will authorize the employing corporation to make payroll deductions from each of the participant's paychecks during an Offering the participant is participating in. Payroll deductions from any paycheck may not exceed 15 percent of the gross amount of base pay plus commissions, if any, payable to the participant for the period covered by the paycheck. If payroll deductions are made by a Participating Subsidiary, that corporation will promptly remit the amount of the deductions to the Company.

    (b) AMENDING OR TERMINATING PARTICIPATION. After a participant has begun participating in the Plan by initiating payroll deductions, the participant may not amend the payroll deduction authorization except for an amendment effective for the first paycheck following a Purchase Date, but may terminate participation in the Plan at any time prior to the tenth day before a Purchase Date by written notice to the Company. A permitted change in payroll deductions shall be effective for any pay period only if written notice is received by the Company at least three business days prior to the payroll effective date published by the Company for that pay period. Participation in the Plan shall also terminate when a participant ceases to be an eligible employee for any reason, including death or retirement. A participant may not reinstate participation in the Plan with respect to a particular Offering after once terminating participation in the Plan with respect to that Offering. Upon termination of a participant's participation in the Plan, all amounts deducted from the participant's pay and not previously used to purchase shares under the Plan shall be returned to the participant.

    7. OPTION PRICE. The price at which shares shall be purchased in an Offering shall be the lower of (a) 85% of the fair market value of a share of Common Stock on the Offering Date of the Offering or (b) 85% of the fair market value of a share of Common Stock on the Purchase Date of the Offering. The fair market value of a share of Common Stock on any date shall be the closing price of the Common Stock for such date as reported by NASDAQ or, if the Common Stock is not reported on NASDAQ, such other reported value of the Common Stock as shall be specified by the Board of Directors.

    8. SPECIAL RULES FOR NEW EMPLOYEES. If a person becomes a full-time employee after the last day on which the person could otherwise have elected under paragraph 6(a) to participate in an Offering under the Plan and before November 1 during that Offering, the new employee may nevertheless elect to participate in that Offering, but the "Offering Date" on which the new employee's option under the Plan is granted shall be the first trading day of the second calendar month following the month in which the new employee became a full-time employee. The "Purchase Date" for the new employee shall be the same day as it is for all other employees participating in the current Offering. To participate in the current Offering, a new employee must submit a subscription and payroll deduction authorization as provided for in paragraph 6(a) no later than 10 days prior to the new employee's Offering Date. For purposes of determining under paragraph 7 the price at which shares shall be purchased in an Offering by a new employee, "the fair market value of a share of Common Stock on the Offering Date" shall be deemed to be the higher of the fair market value of a share of Common Stock on the new employee's Offering Date or the fair market value of a share of Common Stock on the initial Offering Date for the current Offering.

    9. PURCHASE OF SHARES. All amounts withheld from the pay of a participant shall be credited to his or her account under the Plan by the Custodian appointed under paragraph 10. No interest will be paid on such accounts, unless otherwise determined by the Board of Directors. On each Purchase Date, the amount of the account of each participant will be applied to the purchase of whole shares by such participant from the Company at the price determined under paragraph 7. Any cash balance remaining in a participant's account after a Purchase Date because it was less than the amount required to purchase a full share shall be retained in the participant's account for the next Offering Period; any excess amount will be repaid to the participant.

    10. DELIVERY AND CUSTODY OF SHARES. Shares purchased by participants pursuant to the Plan will be delivered to and held in the custody of such investment or financial firm (the "Custodian") as shall be appointed by the Board of Directors. The Custodian may hold in nominee or street name certificates for shares purchased pursuant to the Plan, and may commingle shares in its custody pursuant to the Plan in a single account without identification as to individual participants. By appropriate instructions to the Custodian on forms to be provided for that purpose, a participant may from time to time obtain (a) transfer into the participant's own name of all or part of the shares held by the Custodian for the participant's account and delivery of such shares to the participant; (b) transfer of all or part of the shares held for the participant's account by the Custodian to a regular individual brokerage account in the participant's own name, either with the firm then acting as Custodian or with another firm, or (c) sale of all or part of the shares held by the Custodian for the participant's account at the market price at the time the order is executed and remittance of the net proceeds of sale to the participant. Upon termination of participation in the Plan, the participant may elect to have the shares held by the Custodian for the account of the participant transferred and delivered in accordance with (a) above, transferred to a brokerage account in accordance with (b), or sold in accordance with (c).

    11. RECORDS AND STATEMENTS. The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date each participant will receive a statement showing the activity of his account since the preceding Purchase Date and the balance on the Purchase Date as to both cash and shares. Participants will be furnished such other reports and statements, and at such intervals, as the Board of Directors shall determine from time to time.

    12. EXPENSE OF THE PLAN. The Company will pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan and on delivery of shares to a participant or into his or her brokerage account. The Company will not pay expenses, commissions or taxes incurred in connection with sales of shares by the Custodian at the request of a participant. Expenses to be paid by a participant will be deducted from the proceeds of sale prior to remittance.

    13. RIGHTS NOT TRANSFERABLE. The right to purchase shares under this Plan is not transferable by a participant, and such right is exercisable during the participant's lifetime only by the participant. Upon the death of a participant, any shares held by the Custodian for the participant's account shall be transferred to the persons entitled thereto under the laws of the state of domicile of the participant upon a proper showing of authority.

    14. DIVIDENDS AND OTHER DISTRIBUTIONS. Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the participants entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the participant directs that his or her cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective participants entitled thereto.

    15. VOTING AND SHAREHOLDER COMMUNICATIONS. In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will furnish to each participant a proxy authorizing the participant to vote the shares held by the custodian for his account. Copies of all general communications to shareholders of the Company will be sent to participants in the Plan.

    16. TAX WITHHOLDING. Each participant who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Company to be required. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the participant shall pay such amount to the Company on demand. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law.

    17. RESPONSIBILITY AND INDEMNITY. Neither the Company, its Board of Directors, the Custodian, any Participating Subsidiary, nor any member, officer, agent, or employee of any of them, shall be liable to any participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company will indemnify and save harmless its Board of Directors, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.

    18. CONDITIONS AND APPROVALS. The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, compliance with the rules of any stock exchange on which the Company's securities may be listed, and approval of such federal and state authorities or agencies as may have jurisdiction over the Plan or the Company. The Company will use its best effort to comply with such laws, regulations and rules and to obtain such approvals.

    19. AMENDMENT OF THE PLAN. The Board of Directors of the Company may from time to time amend the Plan in any and all respects, except that without the approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan or decrease the purchase price of shares offered pursuant to the Plan.

    20. TERMINATION OF THE PLAN. The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may at any time terminate the Plan without any obligation on account of such termination, except as hereinafter in this paragraph provided. Upon termination of the Plan, the cash and shares, if any, held in the account of each participant shall forthwith be distributed to the participant or to the participant's order, provided that if prior to the termination of the Plan, the Board of Directors and shareholders of the Company shall have adopted and approved a substantially similar plan, the Board of Directors may in its discretion determine that the account of each participant under this Plan shall be carried forward and continued as the account of such participant under such other plan, subject to the right of any participant to request distribution of the cash and shares, if any, held for his account.

    21. EFFECTIVE DATE OF AMENDMENTS TO THE PLAN. If the amendments to the Plan submitted to the shareholders of the Company for approval at the 1996 annual meeting of shareholders are approved by the shareholders, (a) the amendments shall become effective, and the first Offering under the amended Plan shall commence, on January 8, 1997, and (b) a final purchase under the prior version of the Plan shall occur on January 7, 1997.

                                   APPENDIX C
                      ELECTRO SCIENTIFIC INDUSTRIES, INC.
                           1996 STOCK INCENTIVE PLAN*

    1. PURPOSE. The purpose of this Stock Incentive Plan (the "Plan") is to enable Electro Scientific Industries, Inc. (the "Company") to attract and retain the services of selected employees, officers and directors of the Company or of any subsidiary of the Company.

    2. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided below and in paragraph 9, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall not exceed 250,000 [150,000] shares. The shares issued under the Plan may be authorized and unissued shares or reacquired shares. If a Performance-based Award granted under the Plan expires, terminates or is canceled, the unissued shares subject to such Performance-based Award shall again be available under the Plan. If shares sold or issued as a bonus or Performance-based Award under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

    3.  EFFECTIVE DATE AND DURATION OF PLAN.

    (a) EFFECTIVE DATE. The Plan shall become effective as of April 12, 1996. However, all awards under the Plan shall be conditioned on and subject to approval of the Plan by the shareholders of the Company. Subject to this limitation, Performance-based Awards may be granted and shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

    (b) DURATION. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to Performance-based Awards and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

    4.  ADMINISTRATION.

    (a) BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

    (b) COMMITTEE. The Board of Directors may delegate to a committee of the Board of Directors or specified officers of the Company, or both (the "Committee") any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors, and (ii) that only the Board of Directors may amend or terminate the Plan as provided in paragraphs 3 and 10.

    5. TYPES OF AWARDS; ELIGIBILITY. The Board of Directors may, from time to time, take the following action, separately or in combination, under the Plan:
(i) award stock bonuses as provided in paragraph 6;

------------------------

* NOTE: Underlined matter is new; matter in [BRACKETS AND ITALICS] is to be deleted.

(ii) sell shares subject to restrictions as provided in paragraph 7; and (iii) grant Performance-based Awards as provided in paragraph 8. An award may be made to any employee, officer or director of the Company or any subsidiary of the Company. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award.

    6. STOCK BONUSES. The Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with such other restrictions as may be determined by the Board of Directors. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors, a recipient may deliver Common Stock to the Company to satisfy this withholding obligation. The number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued as a stock bonus, less the number of shares surrendered or withheld to satisfy withholding obligations.

    7. RESTRICTED STOCK. The Board of Directors may issue shares under the Plan for such consideration (including promissory notes and services) as determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Board of Directors. All Common Stock issued pursuant to this paragraph 7 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares shall bear any legends required by the Board of Directors. The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may deliver Common Stock to the Company to satisfy this withholding obligation. The number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued as restricted stock, less the number of shares surrendered or withheld to satisfy withholding obligations.

    8. PERFORMANCE-BASED AWARDS. The Board of Directors may grant awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("Performance-based Awards"). Performance-based Awards shall be denominated at the time of grant either in Common Stock ("Stock Performance Awards") or in dollar amounts ("Dollar Performance Awards"). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Board of Directors, in Common Stock

("Performance Shares"), or in cash or in any combination thereof.
Performance-based Awards shall be subject to the following terms and conditions:

    (a) AWARD PERIOD. The Board of Directors shall determine the period of time for which a Performance-based Award is made (the "Award Period").

    (b) PERFORMANCE GOALS AND PAYMENT. The Board of Directors shall establish in writing objectives ("Performance Goals") that must be met by the Company or any subsidiary, division or other unit of the Company ("Business Unit") during the Award Period as a condition to payment being made under the Performance-based Award. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, inventories, inventory turns, cash flows or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Board of Directors). The Board of Directors shall also establish the number of Performance Shares or the amount of cash payment to be made under a Performance-based Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to paragraph 8(d)). The Board of Directors may establish other restrictions to payment under a Performance-based Award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be issued at the time of the award as restricted shares subject to forfeiture in whole or in part if Performance Goals or, if applicable, other restrictions are not satisfied.

    (c) COMPUTATION OF PAYMENT. During or after an Award Period, the performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance-based Award. If the Performance Goals are met or exceeded, the Board of Directors shall certify that fact in writing and certify the number of Performance Shares earned or the amount of cash payment to be made under the terms of the Performance-based Award.

    (d) MAXIMUM AWARDS. No participant may receive Stock Performance Awards in any fiscal year under which the maximum number of shares of Common Stock issuable under the award exceeds 100,000 shares or Dollar Performance Awards in any fiscal year under which the maximum amount of cash payable under the award exceeds $750,000.

    (e) TAX WITHHOLDING. Each participant who has received Performance Shares shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law. With the consent of the Board of Directors, a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued that number of shares that would satisfy the withholding amount due or by delivering shares of Common Stock to the Company to satisfy the withholding amount.

    (f) EFFECT ON SHARES AVAILABLE. The payment of a Performance-based Award in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares of Common Stock reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award, less the number of shares surrendered or withheld to satisfy withholding obligations.

    9. CHANGES IN CAPITAL STRUCTURE. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares or dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares subject to outstanding Performance-based Awards so that the recipient's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

    10. AMENDMENT OF PLAN. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraph 9, however, no change in an award already granted shall be made without the written consent of the holder of such award.

    11. APPROVALS. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

    12. EMPLOYMENT AND SERVICE RIGHTS. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

    13. RIGHTS AS A SHAREHOLDER. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

                     ELECTRO SCIENTIFIC INDUSTRIES, INC.

P                     ANNUAL MEETING SEPTEMBER 25, 1998
R
O                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
X
Y The undersigned hereby appoints David F. Bolender, Donald R. VanLuvanee and Joseph L. Reinhart, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Electro Scientific Industries, Inc. on September 25, 1998 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the matters referred to on this proxy. A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.

     Election of Directors - Nominees:             CHANGE OF ADDRESS
     3 year term: Larry L. Hansen,
                  Vernon B. Ryles, Jr.,     -----------------------------------
                  Donald R. VanLuvanee      -----------------------------------
     2 year term: Jon D. Tompkins           -----------------------------------
     1 year term: Gerald F. Taylor          -----------------------------------
                                            (If you have written in the space,
                                            please mark the corresponding box
                                            on the reverse side of this card)

     THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY AS SPECIFIED
     BY YOU ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, THE PROXIES WILL VOTE THE SHARES FOR THE ELECTION OF DIRECTORS AND FOR APPROVAL OF ALL PROPOSALS.
                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

     Please mark your
 X   votes as in this
     example.

                FOR  WITHHELD                       FOR  AGAINST  ABSTAIN                           FOR  AGAINST  ABSTAIN
1. Election of                 2. Amending the 1989                        4. Amending the 1996
   Directors                      Stock Option Plan                           Stock Incentive Plan
(see reverse)
For, except vote withheld from
the following nominee(s):
                               3. Amending the 1990                        5. Voting on the selection
                                  Employee Stock                              of independent auditors
                                  Purchase Plan                               for the Company
-------------------------------

                                                                                           Change of address on
                                                                                           reverse side


                                                                           The proxies may vote in their discretion as to other
                                                                           matters which may come before the meeting.
                                                                           Please date and sign exactly as name is imprinted
                                                                           hereon, including the designation as executor, trustee,
                                                                           etc., if applicable. A Corporation may sign in its name
                                                                           by the president or other authorized officer. All co-
                                                                           owners must sign.


                                                                           -------------------------------------------------------

                                                                           -------------------------------------------------------
                PLEASE SIGN AND RETURN IMMEDIATELY                           SIGNATURE(S)                                  DATE